EXHIBIT 10.37
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of December 16, 2021 (the “Effective Date”) (subject to Paragraph 7 below) and is made by and among Big Lots Stores, Inc., an Ohio corporation (“BLS”), Big Lots, Inc., an Ohio corporation (the “Parent”) (BLS, Parent and the Designated Borrowers from time to time party to the Agreement (defined below) are each a “Borrower” and collectively, the “Borrowers”), the Guarantors, the Banks and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the Administrative Agent (in such capacity, the “Administrative Agent”) under the Agreement (as hereinafter defined).
RECITALS
WHEREAS, the Borrowers, the Guarantors, the Banks and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of September 22, 2021 (as amended, supplemented, modified or restated prior to the date hereof, the “Existing Agreement”, and as amended hereby and as may be further amended, supplemented, modified or restated from time to time, the “Agreement”);
WHEREAS, certain loans and/or other extensions of credit under the Existing Agreement (“Loans”) denominated in Euros incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms and conditions of the Existing Agreement;
WHEREAS, applicable parties under the Existing Agreement have determined that loans made, continued or converted under the Existing Agreement denominated in Euros on or after the Effective Date that would otherwise bear interest based on LIBOR (including, without limitation, any such rate provided on a changed methodology (or “synthetic”) basis), shall be replaced with a successor rate for all purposes under the Agreement and under any other Loan Document, subject to the terms and conditions set forth in this Amendment; and
WHEREAS, the Borrowers and the Guarantors are not related to the Banks and the Administrative Agent within the meaning of Section 267(b) or 707(b)(1) of the Internal Revenue Code of 1986 and have determined, based on bona fide, arm’s length negotiations between the parties, that the fair market value of the Agreement before giving effect to this Amendment is substantially equivalent to its fair market value after giving effect hereto.
NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1.Incorporation of Recitals. The foregoing recitals are incorporated herein by reference as if fully set forth herein.

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2.Certain Definitions. Capitalized terms used herein but not otherwise defined herein (including on Appendix A attached hereto) shall have the meanings assigned to such terms in the Existing Agreement.
3.Amendments. Notwithstanding any provision of the Existing Agreement or any Loan Document to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply solely to Loans made, continued or converted in Euros from and after the Effective Date. For the avoidance of doubt, to the extent provisions in the Existing Agreement apply to Loans made in Euros and such provisions are not specifically addressed by Appendix A, such provisions in the Existing Agreement shall continue to apply to Loans made in Euros from and after the Effective Date. In the event of a conflict between the terms of this Amendment and the terms of the Existing Agreement or any other Loan Document, the terms of this Amendment shall control with respect to Loans denominated in Euros. For the avoidance of doubt, the provisions of this Amendment will supersede and govern any provisions of the Existing Agreement relating to the unavailability of or inability to ascertain rates or benchmark replacements as they apply to the Euros on and after the Effective Date, and the execution and delivery of this Amendment by the Borrowers and/or the Guarantors shall be deemed to satisfy and discharge any and all requirements under the Existing Agreement for notices to be furnished to the Borrowers or Guarantors in connection with the replacement of any benchmark applicable to Loans denominated in Euros, as contemplated by this Amendment. For the avoidance of doubt, nothing in this Agreement shall affect or modify any provisions of the Existing Agreement applying to any Loans other than Loans made in Euros.
4.Representations and Warranties. Each Borrower and each Guarantor hereby represent and warrant that: (a) no Potential Default or Event of Default (or similar defined term) exists or will exist immediately after giving effect to the transactions contemplated hereby, (b) the execution, delivery and performance of this Amendment by such party have been duly authorized by all necessary corporate or other organizational action, and (c) this Amendment has been duly executed and delivered by such party.
5.Limitation; Effect of Amendment. No provision of the Existing Agreement or any other Loan Document is amended or waived in any way other than as provided herein. Except as set forth expressly herein, all terms of the Existing Agreement and the other Loan Documents shall be and remain in full force and effect and are hereby ratified and confirmed, and shall constitute the legal, valid, binding, and enforceable obligations of the parties thereto. As of the date hereof, each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Existing Agreement (including, without limitation, by means of words like “thereunder,” “thereof”, “therein” and words of like import), shall mean and be a reference to the Existing Agreement as amended by this Amendment. This Amendment constitutes a Loan Document.
6.No Novation or Mutual Departure. Each Borrower and each Guarantor expressly acknowledge and agree that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Existing Agreement or any of the Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof other than with respect to the amendments in Section 3 of this Amendment.

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7.Counterparts; Effectiveness.
(a)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Effective Date of this Amendment, as set forth above, shall be completed by the Administrative Agent as of the date when this Amendment shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts of this Amendment, properly executed by the Borrowers, and each Guarantor; provided that the Administrative Agent has not received, prior to 5:00 p.m. (New York City time) on the fifth (5th) Business Day after providing this Amendment to the Banks, written notice of objection to this Amendment from Banks comprising the Required Banks.
(b)The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. The parties hereto agree that this Amendment may, at the Administrative Agent’s option, be in the form of an electronic record and may be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper signature page which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.
8.Section Headings. Section headings used in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.
9.Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
10.Fees and Costs. Borrowers will pay on demand all reasonable out-of-pocket fees, costs, and expenses of Administrative Agent, including but not limited to the reasonable fees and expenses of one law firm, in connection with the preparation, execution, and delivery of this Amendment.
11.Governing Law, Etc. The terms of the Existing Agreement relating to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
12.Construction. Reference to this Amendment means this Amendment, together with Appendix A attached hereto.

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[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

ATTEST: By: /s Jason N. Judd Name: Jason N. Judd Title: Senior Vice President, Corporate Finance and Treasurer	BORROWERS: BIG LOTS STORES, INC. By: /s Jonathan E. Ramsden Name: Jonathan E. Ramsden Title: Executive Vice President, Chief Financial and Administrative Officer
ATTEST: By: /s/ Jason N. Judd Name: Jason N. Judd Title: Senior Vice President, Corporate Finance and Treasurer	BIG LOTS, INC. By: /s/ Jonathan E. Ramsden Name: Jonathan E. Ramsden Title: Executive Vice President, Chief Financial and Administrative Officer
GUARANTORS:
ATTEST: By: /s/ Jason N. Judd Name: Jason N. Judd Title: Senior Vice President, Corporate Finance and Treasurer
AVDC, INC.
Big Lots eCommerce LLC
BIG LOTS F&S, INC.
CLOSEOUT DISTRIBUTION, INC.
C.S. ROSS COMPANY
CSC DISTRIBUTION, LLC
DURANT DC, LLC
GREAT BASIN LLC
PNS STORES, INC.

By: /s/ Jonathan E. Ramsden
Name:     Jonathan E. Ramsden
Title:     Executive Vice President, Chief Financial and Administrative Officer

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GUARANTORS (Continued):
WITNESS: By:/s/ Jason N. Judd Name: Jason N. Judd Title: Senior Vice President, Corporate Finance and Treasurer	BLHQ LLC By:/s/ Jonathan E. Ramsden Name: Jonathan E. Ramsden Title: Executive Vice President, Chief Financial and Administrative Officer
WITNESS: By:/s/ Jason N. Judd Name: Jason N. Judd Title: Senior Vice President, Corporate Finance and Treasurer	BROYHILL, LLC By:/s/ Jonathan E. Ramsden Name: Jonathan E. Ramsden Title: Executive Vice President, Chief Financial and Administrative Officer
WITNESS: By:/s/ Jason N. Judd Name: Jason N. Judd Title: Senior Vice President, Corporate Finance and Treasurer	PAFDC LLC By:/s/ Jonathan E. Ramsden Name: Jonathan E. Ramsden Title: Executive Vice President, Chief Financial and Administrative Officer
WITNESS: By:/s/ Jason N. Judd Name: Jason N. Judd Title: Senior Vice President, Corporate Finance and Treasurer	GAFDC LLC By:/s/ Jonathan E. Ramsden Name: Jonathan E. Ramsden Title: Executive Vice President, Chief Financial and Administrative Officer
WITNESS: By:/s/ Jason N. Judd Name: Jason N. Judd Title: Vice President and Treasurer	CONSOLIDATED PROPERTY HOLDINGS, INC. By:/s/ Jonathan E. Ramsden Name: Jonathan E. Ramsden Title: President

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[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]
ADMINISTRATIVE AGENT, SYNDICATION AGENTS, CO-DOCUMENTATION AGENTS AND BANKS:

PNC BANK, NATIONAL ASSOCIATION, as a Bank and Administrative Agent

By:/s/ Anthony E. Irwin
Name: Anthony E Irwin
Title: Vice President

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Appendix A
1.Section References. Unless otherwise specified, section references contained in this Appendix A shall be deemed to refer to sections of this Appendix A.
2.Definitions. The following terms shall have the following meanings for purposes of this Amendment, including this Appendix A and the provisions contained herein:
“Affected Currency” means Euros.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for the Affected Currency, as applicable, (x) if the then-current Benchmark for such Affected Currency is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark for such Affected Currency, as applicable, pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for the Daily Simple RFR is one month.
“Benchmark” means, initially, with respect to any Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to Affected Currencies the Daily Simple RFR or Term RFR applicable for such Affected Currency, and includes any replacement for such Benchmark implemented in accordance with the provisions of the Agreement.
“Benchmark Replacement” means, with respect to the Affected Currency for any Available Tenor for the applicable Benchmark Replacement Date: the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Available Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities denominated in the Affected Currency at such time and (B) the related Benchmark Replacement Adjustment (if any); provided, that if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Agreement and the other Loan Documents; and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion; and provided further, that with respect to a Term RFR Transition Event for the Affected Currency, on the Term RFR Transition Date the “Benchmark Replacement” shall be the Term RFR for such Affected Currency.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark relating to the Affected Currency with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable

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recommendations made by the Relevant Governmental Body, for syndicated credit facilities denominated in the Affected Currency at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.
“Benchmark Replacement Date” means, with respect to the Affected Currency, a date and time determined by the Administrative Agent, which date shall be at the end of an Interest Period, if applicable, and no later than the earliest to occur of the following events with respect to the then-current Benchmark of the Affected Currency:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark for the Affected Currency (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein; or
(3) in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Banks and the Borrowers pursuant to this Section titled “Benchmark Replacement Setting”, which date shall be at least 30 days from the date of the Term RFR Notice.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date for the Affected Currency occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for the Affected Currency for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (1), (2) or (3) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events, with respect to any then-current Benchmark for the Affected Currency:
(1)    a public statement or publication of information, by or on behalf of the administrator of such Benchmark for such Affected Currency (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark for such Affected Currency (or such component thereof), permanently or indefinitely; provided that, at the

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time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for such Affected Currency (or component thereof);
(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark for such Affected Currency (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark for such Affected Currency (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark for such Affected Currency (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark for such Affected Currency (or such component), which states that the administrator of such Benchmark for such Affected Currency (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark for such Affected Currency (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for such Affected Currency (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark for such Affected Currency (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark for such Affected Currency (or such component thereof) are no longer representative.

“Benchmark Unavailability Period” means, with respect to any Benchmark and with respect to the Affected Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement for the Affected Currency has replaced the then-current Benchmark for such Affected Currency for all purposes under the Agreement and under any Loan Document in accordance with Section 4(k) [Benchmark Replacement Setting for Affected Currencies] and (y) ending at the time that a Benchmark Replacement for the Affected Currency has replaced the then-current Benchmark for all purposes under the Agreement and under any Loan Document in accordance with Section 4(k) [Benchmark Replacement Setting for Affected Currencies].
“Borrowing Tranche” shall mean specified portions of the Loans outstanding as follows: any Loans to which a Daily Simple RFR Option applies which are in the same Affected Currency shall constitute one Borrowing Tranche.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any direct or indirect calculation or

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determination of, or is used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any RFR Loan, the term “Business Day” means any such day that is also an RFR Business Day.
“Conforming Changes” means, with respect to Daily Simple RFR, Term RFR, or any Benchmark Replacement for the Affected Currency, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any Daily Simple RFR, Term RFR, or Benchmark Replacement for the Affected Currency and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Daily Simple RFR, Term RFR, or any Benchmark Replacement for the Affected Currency exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the Agreement and the other Loan Documents).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple RFR” means, for any day (an “RFR Day”), a rate per annum determined by the Administrative Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) (a) the applicable Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage:
(a) with respect to the Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the “€STR Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website;
provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of the Agreement. The adjusted Daily Simple RFR rate for each outstanding RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Administrative Agent shall give prompt notice to the Borrowers of the adjusted Daily Simple RFR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

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If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement for the applicable Daily Simple RFR has not been instituted in accordance with the provisions of the Agreement, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.
“Daily Simple RFR Lookback Days” means, €STR Lookback Day
“Daily Simple RFR Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4(e)(i)(B) [Daily Simple RFR Option] or Section 4(e)(ii)(B) [Daily Simple RFR Option], as applicable.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in the Affected Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Affected Currency last provided (either by publication or otherwise provided to the Administrative Agent or the Issuing Bank, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Administrative Agent or the Issuing Bank, as applicable, from time to time) on the date that is the applicable Daily RFR Lookback Day (for amounts relating to RFR Loans and Letters of Credit denominated in an Affected Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Loans to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Bank, as applicable using any method of determination it deems appropriate in its sole discretion) and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Bank, as applicable, using any reasonable method of determination it deems appropriate. Any determination by the Administrative Agent or the Issuing Bank pursuant to this definition shall be conclusive absent manifest error.
“€STR” means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.
“€STR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
“€STR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

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“Euro” or “€” mean the single currency of the Participating Member States.
“Floor” means a rate of interest equal to 0%.
“IOSCO Principles” means the International Organization of Securities Commissions’ (IOSCO) Principles for Financial Benchmarks, as the same may be amended or supplemented from time to time.
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Reference Time” means, with respect to any setting of the then-current Benchmark for the Affected Currency, the time determined by the Administrative Agent in its reasonable discretion.
“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of Loans denominated in the Affected Currency, (1) the central bank for the Affected Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Affected Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euro, €STR.
“RFR Adjustment” means with respect to RFR Loans or Term RFR Rate Loans, the adjustment set forth in the table below corresponding to the Affected Currency for the corresponding Daily Simple RFR Option or Term RFR Option:

Currency	Adjustment to Daily Simple RFR	Adjustment to Term RFR
Euros	0.0456%	0.0456%

“RFR Administrator” means the €STR Administrator.
“RFR Administrator’s Website” means the €STR Administrator’s Website.
“RFR Business Day” means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euro, a TARGET Day.
“RFR Loan” means a Loan that bears interest at a rate based on a Daily Simple RFR or, after the replacement of the then-current Benchmark for the Affected Currency for all

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purposes hereunder or under any Loan Document with a Term RFR pursuant to Section 4(n) [Term RFR Transition Event], the Term RFR for such Affected Currency, as the context may require.
“RFR Reserve Percentage” means as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“Term RFR” means, with respect to the Affected Currency for any Interest Period, a rate per annum determined by the Administrative Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Term RFR Forward Looking Rate by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) (a) the applicable Term RFR Forward Looking Rate by (b) a number equal to 1.00 minus the Term RFR Reserve Percentage; provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Term RFR rate for each outstanding Term RFR Rate Loan shall be adjusted automatically as of the effective date of any change in the Term RFR Reserve Percentage. The Administrative Agent shall give prompt notice to the Borrowers of the adjusted Term RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
“Term RFR Forward Looking Rate” means, with respect to the Affected Currency for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on the RFR for the Affected Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent.
“Term RFR Notice” means a notification by the Administrative Agent to the Banks and the Borrowers of the occurrence of a Term RFR Transition Event.
“Term RFR Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4(e)(i)(A) [Term RFR Option] or Section 4(e)(ii)(A) [Term RFR Option], as applicable.
“Term RFR Rate Loan” means a Loan in the Affected Currency that bears interest at a rate based on Term RFR.

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“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Banks and the Borrowers pursuant to Section 4(n) [Term RFR Transition Event], which date shall be at least 30 (thirty) calendar days from the date of the Term RFR Notice.
“Term RFR Transition Event” means, with respect to the any Loans denominated in the Affected Currency for any Interest Period, the determination by the Administrative Agent that (a) the applicable Term RFR for such Affected Currency is determinable for each Available Tenor, (b) the administration of such Term RFR is administratively feasible for the Administrative Agent, (c) the RFR Administrator publishes, publicly announces or makes publicly available that such Term RFR is administered in accordance with the IOSCO Principles, (d) such Term RFR is used as a benchmark rate in at least five currently outstanding syndicated credit facilities denominated in the applicable Affected Currency (and such syndicated credit facilities are identified and are publicly available for review), and (e) such Term RFR is recommended for use by a Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
3.Effect of Definitions. The Existing Agreement is hereby amended and modified to incorporate the definitions set forth in Section 2, mutatis mutandis, to the extent used in the Agreement, including as a result of the effectiveness of this Amendment. If the Existing Agreement as in effect immediately prior to giving effect to the provisions of this Amendment already defines any term defined in Section 2, the corresponding definition in Section 2 shall (y) to the extent that such definition also relates to Loans other than those denominated in the Affected Currency, supplement such definition in the Existing Agreement (but, for the avoidance of doubt, shall not affect any definition to the extent applicable to any other Loan) and (z) to the extent that such definition relates solely to Loans denominated in the Affected Currency, supersede such definition in the Existing Agreement, in each case, solely with respect to Loans denominated in an Affected Currency, for the purpose and solely for the purpose of the definitions and provisions contained in this Amendment.
4.Terms Applicable to Loans in Affected Currencies.
(a)Affected Currencies. Notwithstanding anything to the contrary herein or in any other Loan Document, effective as of the Effective Date, (i) the Euro-currency Rate Option shall not be available for any Loan denominated in the Affected Currency, and (ii) any request for a new Loan denominated in the Affected Currency, or to continue or convert an existing Loan denominated in the Affected Currency, shall be deemed to be a request for a new RFR Loan denominated in such Affected Currency; provided, that to the extent any Loan denominated in the Affected Currency and bearing interest at the Eurocurrency Rate is outstanding on the Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan; provided that, in the case of a Loan that bears interest at a daily floating rate with no Interest Period, such Loan shall be deemed to be an RFR Loan immediately upon the Effective Date.

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(b)References to Eurocurrency Rate, Eurocurrency Rate Option, and Interest Period in the Agreement and Loan Documents.
(i)References to the Eurocurrency Rate and Eurocurrency Rate Option in provisions of the Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of “Eurocurrency Rate” and “Eurocurrency Rate Option”) shall be deemed to mean, with respect to the Affected Currency, the Daily Simple RFRs, Term RFRs, Daily Simple RFR Option and Term RFR Option, as applicable, for the Affected Currency.
(ii)For purposes of any requirement for the Borrowers to compensate the Banks for losses in the Agreement resulting from any continuation, conversion, payment or prepayment of any Loan that bears interest based upon the Eurocurrency Rate on a day other than the last day of any Interest Period, references to the Interest Period shall be deemed to include any relevant interest payment date or payment period for a Term RFR Rate Loan.
(c)Interest Rates. The Administrative Agent does not warrant or accept responsibility for and shall not have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “RFR”, “Daily Simple RFR” or “Term RFR”, or with respect to any alternative or successor rate thereto, or replacement rate therefor, or of any Conforming Changes.
(d)Conforming Changes. With respect to any Daily Simple RFR, Term RFR, or any Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Amendment, the Agreement or any other Loan Document; provided that with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrowers and the Banks of each such amendment implementing such Conforming Changes promptly after such amendment becomes effective.
(e)Interest Rate Options. Subject to the provisions of the Existing Agreement relating to default interest and numbers of Borrowing Tranches, the Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans denominated in Affected Currencies as selected by it from the applicable Interest Rate Options specified below applicable to the Revolving Credit Loans, it being understood that, subject to the provisions of the Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans denominated in Affected Currencies comprising different Borrowing Tranches and may renew one or more Interest Rate Options with respect to all or any portion of the Loans denominated in Affected Currencies comprising any Borrowing Tranche; provided that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request or renew any Term RFR Option or Daily Simple RFR Option for any Loans and the Required Banks

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may demand that all existing Borrowing Tranches denominated in the Affected Currency shall either (i) (x) in relation to Term RFR Rate Loans, be converted to the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) at the end of the Interest Period therefor; and (y) in relation to Daily Simple RFR Loans, be converted immediately to the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency), subject in all cases to the obligation of the Borrowers to pay any indemnity under Section 5.10 of the Agreement in connection with any such conversion. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank’s highest lawful rate, the rate of interest on such Bank’s Loan shall be limited to such Bank’s highest lawful rate. The applicable Base Rate, Daily Simple RFR or Term RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest on the principal amount of each Loan denominated in the Affected Currency shall be paid by the Borrowers in such Affected Currency.
(i)Revolving Credit Interest Rate Options. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans denominated in the Affected Currency:
(A)Term RFR Option: On and after the Term RFR Transition Date with respect to the Affected Currency, in the case of Loans denominated in the Affected Currency that bear interest based on a Term RFR, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Loans denominated in the Affected Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Term RFR for such Affected Currency as determined for each applicable Interest Period plus the RFR Adjustment plus the Applicable Margin.
(B)Daily Simple RFR Option: Prior to the Term RFR Transition Date with respect to Loans that bear interest at a rate based on a Daily Simple RFR denominated in the Affected Currency, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Loans denominated in the Affected Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Daily Simple RFR for such Affected Currency plus the RFR Adjustment plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR.
(f)Interest Payment Dates. Interest on Loans denominated in Affected Currencies to which the Term RFR Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also on the 90th day of such Interest Period, and at such other times as may be

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specified in the Agreement. Interest on Loans denominated in Affected Currencies to which the Daily Simple RFR Option applies shall be due and payable in arrears on each Payment Date applicable thereto.
(g)Interest Periods. At any time when the Borrowers shall select any RFR Loan, or convert to or renew a Term RFR Option with respect to Revolving Credit Loans denominated in Affected Currencies, the Borrowers shall notify the Administrative Agent thereof at least four (4) Business Days prior to the effective date of (y) the selection of such Daily Simple RFR Option or such Term RFR Option, or (z) the conversion to or renewal of such Term RFR Option, in each case, by delivering a Loan Request. If applicable, the notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term RFR Option:
(i)Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Term RFR Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests].
(ii)Renewals. In the case of the renewal of a Term RFR Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
(iii)No Conversion of Affected Currency Loans. No Loan denominated in the Affected Currency may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different currency, unless otherwise permitted in the Agreement.
(h)Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans in the Affected Currency under any Term RFR Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4(g) [Interest Periods] above, then, unless such Borrowing Tranche is repaid as provided herein, the Borrowers shall be deemed to have selected that such Borrowing Tranche shall automatically be continued under the applicable Term RFR Option in its original Affected Currency with an Interest Period of one (1) month at the end of such Interest Period. If on and after the Term RFR Transition Date with respect to the Affected Currency, the Borrowers provide any Loan Request related to a Loan at the Term RFR Option for such Affected Currency, but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option. If no election as to currency is specified in the applicable Loan Request, then the requested Loans shall be made in Dollars and, for the avoidance of doubt, subject to the provisions of the Agreement applicable to Loans that are not denominated in any Affected Currencies.

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(i)Computations of Dollar Equivalent Amounts of Loans in Affected Currencies. With respect to any amount of any Loan denominated in the Affected Currency, the Administrative Agent may determine the Dollar Equivalent in accordance with the terms of the Agreement.
(j)Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality.
(i)Unascertainable; Increased Costs; Deposits Not Available. If at any time:
(A)the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Daily Simple RFR or Term RFR applicable to a Loan denominated in the Affected Currency cannot be determined pursuant to the definition thereof, including, without limitation, because such rate for the Affected Currency is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Affected Currency or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or
(B)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (x) prior to the Term RFR Transition Date with respect to any Loans that bear interest based on a Daily Simple RFR denominated in the Affected Currency, the Daily Simple RFR with respect to such Affected Currency cannot be determined pursuant to the definition thereof or (y) on and after the Term RFR Transition Date with respect to any Loans that bear interest based on a Term RFR denominated in the Affected Currency, the Term RFR for such Affected Currency cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, or
(C)the Required Banks determine that for any reason in connection with any request for a Term RFR Rate Loan denominated in the Affected Currency or a conversion thereto or a continuation thereof that (A) deposits in the Affected Currency are not available to any Bank in connection with such Term RFR Rate Loan, or are not being offered to banks in the market for the Affected Currency, amount, and Interest Period of such Term RFR Rate Loan, or (B) the Term RFR Option for the Affected Currency or Interest Period with respect to a proposed Term RFR Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Banks of funding, establishing or maintaining such Loan.

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then the Administrative Agent shall have the rights specified in Section 4(j)(iii) [Administrative Agent’s and Bank’s Rights] below.
(ii)Illegality. If at any time any Bank shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Loan denominated in the Affected Currency to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option for any Loan denominated in an Affected Currency has been made impracticable or unlawful, by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or any Official Body has imposed material restrictions on the authority of such Bank to purchase, sell, or take deposits of the Affected Currency in the applicable interbank market for the Affected Currency, then the Administrative Agent shall have the rights specified in Section 4(j)(iii) [Administrative Agent’s and Bank’s Rights] of this Appendix A.
(iii)Administrative Agent’s and Bank’s Rights. In the case of any event specified in Section 4(j)(i) [Unascertainable; Increased Costs; Deposits Not Available] above, the Administrative Agent shall promptly so notify the Banks and the Borrowing Agent thereof, and in the case of an event specified in Section 4(j)(ii) [Illegality] above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowing Agent.
(A)Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Banks, in the case of such notice given by the Administrative Agent, or (ii) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew a Loan denominated in an Affected Currency under the affected Interest Rate Option in each such Affected Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Interest Periods) until the Administrative Agent shall have later notified the Borrowing Agent, or such Bank shall have later notified the Administrative Agent, of the Administrative Agent’s or such Bank’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.
(B)If at any time the Administrative Agent makes a determination under Section 4(j)(i) [Unascertainable; Increased Costs; Deposits Not Available] above, (i) if the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of

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an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, such notification shall with regard to any such pending request for Loans denominated in an Affected Currency, be deemed ineffective (in each case, to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (ii) any outstanding Term RFR Rate Loans shall be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period, and (iii) any outstanding affected Loans denominated in an Affected Currency shall, at the Borrower’s election, either be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) immediately or, in the case of Term RFR Rate Loans, at the end of the applicable Interest Period or prepaid in full immediately or, in the case of Term RFR Rate Loans, at the end of the applicable Interest Period; provided, however that absent notice from the Borrowers of conversion or prepayment, such Loans shall automatically be converted to Base Rate Loans (in an amount equal to the Dollar Equivalent of such Affected Currency).
(C)If any Bank notifies the Administrative Agent of a determination under Section 4(j)(ii) [Illegality] above, the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 of the Agreement, as to any Loan of the Banks to which an Affected Currency and affected Interest Rate Option for an Affected Currency applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in the Affected Currency, in an amount equal to the Dollar Equivalent of such Affected Currency) or prepay such Loan in accordance with Section 5.6 of the Agreement. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in the Affected Currency, in an amount equal to the Dollar Equivalent of such Affected Currency) upon such specified date.
(k)Benchmark Replacement Setting for Affected Currencies. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section 4(k)), if a Benchmark Transition Event has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for the Affected Currency, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, the Agreement or any

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other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks.
(l)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Banks of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4(m) [Unavailability of Tenor of Benchmark] below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision, or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 4(l), including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to the Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section 4(l).
(m)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement) and only with respect to any then-current Benchmark for the Affected Currency, (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will no longer be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor was removed pursuant to clause (i) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(n)Term RFR Transition Event. Notwithstanding anything to the contrary in this Amendment, the Existing Agreement or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR for the Affected Currency, then the Term RFR, if any, will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the Affected Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, the Agreement or any other Loan Document; provided that this clause (n) shall not be effective unless the

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Administrative Agent has delivered to the Banks and the Borrowers a Term RFR Notice with respect to the Term RFR Transition Event. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.

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